                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       WESTERN OHIO FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                  March 28, 2003



Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Western Ohio Financial Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company. The meeting will be held at 9:00 a.m., local time, on April 24, 2003 at the Springfield Inn located at 100 South Fountain Avenue, Springfield, Ohio.

         An important aspect of the meeting process is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to elect two directors of the Company and to ratify the appointment of auditors.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.


                                          Very truly yours,



                                          John W. Raisbeck
                                          President and Chief Executive Officer

                       WESTERN OHIO FINANCIAL CORPORATION
                               28 East Main Street
                                  P.O. Box 509
                          Springfield, Ohio 45501-0509
                                 (937) 325-4683

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be Held on April 24, 2003

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Western Ohio Financial Corporation (the "Company") will be held at the Springfield Inn located at 100 South Fountain Avenue, Springfield, Ohio on April 24, 2003 at 9:00 a.m., local time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.    The election of two directors of the Company;

         2. The ratification of the appointment of Crowe, Chizek and Company, LLP as auditors for the Company for the fiscal year ending December 31, 2003;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing matters at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on March 3, 2003 are the shareholders entitled to vote at the Meeting, and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available at the main office of the Company during the ten days prior to the Meeting, as well as at the Meeting.

         You are requested to complete and sign the enclosed Proxy Card which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                 By Order of the Board of Directors



                                 John W. Raisbeck
                                 President and Chief Executive Officer

Springfield, Ohio
March 28, 2003

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                       WESTERN OHIO FINANCIAL CORPORATION
                               28 East Main Street
                                  P.O. Box 509
                          Springfield, Ohio 45501-0509
                                 (937) 325-4683

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 24, 2003


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Western Ohio Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") which will be held at the Springfield Inn located at 100 South Fountain Avenue, Springfield, Ohio on April 24, 2003 at 9:00 a.m., local time, and all adjournments and postponements of the Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 28, 2003. Certain of the information provided herein relates to Cornerstone Bank (the "Bank"), a wholly owned subsidiary of the Company.

         At the Meeting, shareholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company; and (ii) the ratification of the appointment of Crowe, Chizek and Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

VOTE REQUIRED AND PROXY INFORMATION

         All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and for the ratification of the appointment of Crowe, Chizek and Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, which are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed Proxy Card and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

         Directors will be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter will be the act of the shareholders. Proxies marked abstain with respect to a matter and broker non-votes have the same effect as votes against the matter. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes will be treated as shares present at the Meeting for purposes of determining a quorum.

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Deborah S. Horton, Secretary, at the address shown above.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 3, 2003 will be entitled to one vote for each share then held. As of that date, the Company had 1,758,711 shares of Common Stock issued and outstanding. The following table sets forth, as of March 3, 2003, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) the executive officers listed below and (iii) all directors and executive officers of the Company and the Bank as a group. For information regarding the beneficial ownership of Common Stock by directors of the Company, see "Election of Directors--General."


                                                                Shares
                                                             Beneficially        Percent
                     Beneficial Owner                            Owned           Of Class
--------------------------------------------------------     -------------       ---------
Western Ohio Financial Corporation                            121,002 (1)          6.88%
Employee Stock Ownership Plan

Robert P. Brezing, Senior Vice President                       16,364 (2)          0.93%

William E. Whitmoyer, Senior Vice President                     6,207 (3)          0.35%

Craig F. Fortin, Senior Vice President, Chief Financial         5,732 (4)          0.33%
Officer

All directors, nominees and executive officers (12            302,081 (5)         15.72%
persons) as a group

------------

(1) The amount reported represents shares held by the Western Ohio Financial Corporation Employee Stock Ownership Plan (the "ESOP"), 98,685 shares of which have been allocated to accounts of participants. First Bankers Trust Co., N.A., Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants.

(2) The amount reported consists of 4,355 shares indirectly held in ESOP allocations, 69 shares directly held in 401(k) contributions, 1,917 shares directly held in the Cornerstone Bank Deferred Compensation Plan, 23 directly held restricted shares as well as 10,000 options to purchase shares of Common Stock which options are exercisable within 60 days of March 3, 2003.

(3) The amount reported consists of 805 shares indirectly held in ESOP allocations, 200 shares directly held, 402 shares directly held in 401(k) contributions, 800 directly held restricted shares as well as 4,000 options to purchase shares of Common Stock which options are exercisable within 60 days of March 3, 2003.

(4) The amount reported consists of 600 shares directly held, 1,132 shares directly held in 401(k) contributions, as well as 4,000 options to purchase shares of Common Stock which options are exercisable within 60 days of March 3, 2003.

(5) This amount includes shares held directly, including restricted shares and shares allocated under the ESOP to the accounts of the executive officers, as well as shares held in retirement accounts, in a fiduciary capacity or by certain family members or affiliated entities, with respect to which shares the respective directors and officers may be deemed to have sole voting and/or investment powers. This amount also includes an aggregate of 162,354 shares subject to options granted under the Company's 1995 Stock Option and Incentive Plan (the "Stock Option Plan") and the Company's 1998 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), which are exercisable within 60 days of March 3, 2003.

                              ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors currently consists of seven members, each of whom is also a director of the Bank. The Board is divided into three classes, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of March 3, 2003, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.


                                                                                            SHARES OF
                                                                                           COMMON STOCK      PERCENT
                                          POSITION(s) HELD          DIRECTOR    TERM TO    BENEFICIALLY        OF
             NAME                 AGE      IN THE COMPANY           SINCE(1)    EXPIRE       OWNED(2)         CLASS
             ----                 ---   --------------------        --------    ------       --------         -----
                                                       NOMINEES
John E. Field                      69    Director                     1992       2006         35,427          2.00%
William N. Scarff                  74    Director                     1986       2006         39,271          2.22

                                       DIRECTORS CONTINUING IN OFFICE

David L. Dillahunt                 68    Chairman of the Board        1974       2004         34,946          1.97
Howard V. Dodds                    63    Director                     1995       2004         22,376          1.26
John W. Raisbeck                   63    Director, President and      1997       2004         85,351          4.71
                                         Chief Executive Officer
Aristides G. Gianakopoulos         65    Director                     1998       2005         19,383          1.09
Jeffrey L. Levine                  51    Director                     1995       2005         30,700          1.73

------------

(1)  Includes service as a director of the Bank.

(2) Includes shares held directly, including restricted shares, as well as shares held in retirement accounts, in a fiduciary capacity or by certain family members or affiliated entities, with respect to which shares the respective directors may be deemed to have sole voting and/or investment powers. Included in the shares beneficially owned by the named individuals are options to purchase shares of Common Stock which options are exercisable within sixty days of March 3, 2003, totaling 14,170 for Mr. Field; 14,170 for Mr. Scarff; 14,170 for Mr. Dillahunt; 14,170 for Mr. Dodds; and 52,500 for Mr. Raisbeck; 17,004 for Mr. Gianakopoulos; and 14,170 for Mr. Levine.

         The principal occupation of each director of the Company and each of the nominees for director is set forth below. All directors and nominees have held their present position for at least five years unless otherwise indicated.

         John E. Field. Mr. Field is Chairman of the Board of Wallace & Turner, Inc., a full service insurance agency located in Springfield, Ohio, and a Director of Cincinnati Financial Corporation, a holding company for The Cincinnati Insurance Company.

         William N. Scarff. Mr. Scarff is Chairman of the Board of Scarff's Nursery, Inc., a major wholesale grower of nursery plants located in New Carlisle, Ohio. While the bulk of the company's sales are wholesale, they are also involved in landscaping and operate a garden center on site. Mr. Scarff is also President of Scarff's Land Company, located in New Carlisle, which holds land and buildings for lease.

         David L. Dillahunt. Mr. Dillahunt is Senior Vice President of Advest Inc., a regional stock brokerage firm based in Hartford, Connecticut. He is responsible for sales and management of the Springfield, Ohio office.

         Howard V. Dodds. Mr. Dodds is Chief Executive Officer of Howard's Foods Inc., a five-store retail grocery chain headquartered in Springfield, Ohio. Mr. Dodds is also Chief Executive Officer of Spring Creek Foods, Inc., a two-store grocery chain with stores located in Springfield and London, Ohio and also a Partner and 50% owner of Dodds/Wenrick Real Estate.

         John W. Raisbeck. Mr. Raisbeck is President and Chief Executive Officer of the Company and the Bank, a position he has held since May 7, 1997. Mr. Raisbeck has been in the banking industry for over 30 years. Prior to joining the company, Mr. Raisbeck was associated with several financial institutions, including: Manufacturers Hanover Trust Company, New York, New York, where he was Assistant Vice President, National Division; United States Trust Company, New York, New York, where he was Vice President and Manager of the Southeastern Region for Corporate Banking; Charleston National Bank, Charleston, West Virginia, where he was an Executive Vice President of the Commercial and Retail Banking Group; Bank One, Youngstown, Ohio, where he was Executive Vice President and Credit Policy Officer; and most recently Liberty State Bank, Twinsburg, Ohio, where he served as President and Chief Executive Officer.

         Aristides G. Gianakopoulos. Mr. Gianakopoulos is President of (i) Rawac Plating Company, a metal finishing company; (ii) The Kreider Corporation, a metal stamping company; (iii) Corrotec, Inc., a plastics manufacturer; and (iv) the Champion Company, a chemical manufacturer.

         Jeffrey L. Levine. Mr. Levine is President of Larry Stein Realty and the Levine Realty Company, commercial and industrial real estate brokerage firms located in Dayton and Springfield, Ohio, respectively.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 17 times during fiscal year 2002. No incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which he served during fiscal 2002.

         The Board of Directors of the Company has standing Nominating, Audit and MRP/Stock Option Committees.

         The full Board of Directors of the Company acts as a Nominating Committee for the annual selection of nominees for election as directors. Pursuant to the Company's Bylaws, nominations for directors by shareholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the annual meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited nominations.

         The Audit Committee is composed of Directors Field, Scarff, Gianakopoulos and Levine and operates under a charter that was adopted by the full Board of Directors. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee currently meets at least quarterly and is responsible for reviewing the annual audit report and making recommendations to the Board of Directors with respect to the Bank's independent auditors. This committee met four times during fiscal year 2002.

         The MRP/Stock Option Committee is responsible for administering the Stock Option Plan, the Management Recognition Plan (the "MRP") and the Omnibus Incentive Plan, and is composed of Directors Field, Dodds and Dillahunt. During fiscal year 2002, this committee met two times.

         The Bank's Board of Directors generally meets monthly and may have additional special meetings upon request of the Chairman of the Board, the President or one-third of the directors. The Board of Directors of the Bank met 12 times during fiscal year 2002. No incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served during fiscal 2002.

         The Board of Directors of the Bank has standing Executive and Compensation Committees. The Board selects members for service on all committees.

         The Bank's Executive Committee generally acts in lieu of the full Board of Directors between Board meetings. This committee consists of Directors Dillahunt and Levine, and President Raisbeck. During fiscal year 2002, this committee met 26 times.

         The Bank's Compensation Committee makes recommendations to the Board with respect to the salary and incentive compensation of the chief executive officer and those executive officers named in the Summary Compensation Table whose annual salary is in excess of $100,000. The current members of the Compensation Committee are Directors Field, Dodds and Gianakopoulos. This committee met four times during fiscal year 2002.

EXECUTIVE COMPENSATION

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of a business other than the Bank and its subsidiaries.

         The executive officers of the Company also hold the same positions with the Bank and receive compensation from the Bank. The following table sets forth information concerning the compensation for services in all capacities to the Bank for fiscal year 2002 of its Chief Executive Officer, its Senior Vice Presidents and its Senior Vice President, Treasurer and Chief Financial Officer ("Named Executive Officers"). No other executive officer of the Bank received compensation of salary and bonus in excess of $100,000 in fiscal year 2002.

--------------------------------------------------------------------------------------------------------------------

                                            SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------
                                                                                   LONG TERM
                            ANNUAL COMPENSATION                                  COMPENSATION
                                                                                    AWARDS
--------------------------------------------------------------------------------------------------------------------
                                                                  OTHER      RESTRICTED
                                                                 ANNUAL        STOCK     OPTIONS/      ALL OTHER
                                          SALARY     BONUS    COMPENSATION    AWARD(s)     SARS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    ($)(4)      ($)          ($)          ($)         (#)           ($)
-------------------------------- ------- ---------- --------- -------------- ----------- ---------- ----------------

   John W. Raisbeck, President,    2002   $231,358   $55,819            ---  $29,260(2)        ---       $33,816(1)
    Chief Executive Officer and
                       Director
                                   2001   $224,370   $29,660            ---         ---        ---          $35,509
                                   2000   $214,822   $25,000            ---         ---     17,500          $23,226


 Robert P. Brezing, Senior Vice    2002   $133,559   $32,593            ---         ---        ---       $27,984(3)
                      President
                                   2001   $128,797   $17,100            ---         ---        ---          $27,050
                                   2000   $123,408   $22,500            ---         ---      4,000          $20,928


   William E. Whitmoyer, Senior    2002    $99,701   $27,611            ---         ---      2,000       $18,916(5)
                 Vice President
                                   2001    $56,029    $8,500            ---  $17,900(6)      2,000              $56

   Craig F. Fortin, Senior Vice    2002   $101,466   $19,363            ---         ---        ---        $3,436(8)
 President, Treasurer and Chief
              Financial Officer
                                   2001   $102,461   $17,300            ---         ---        ---          $22,820

                                   2000    $99,956   $20,000      $5,516(7)         ---      4,000          $19,075
--------------------------------------------------------------------------------------------------------------------

------------
(1) Includes group term life insurance payments of $1,426, ESOP allocations of $27,217 and 401(k) contributions of $5,173 for Mr. Raisbeck for fiscal 2002.

(2) Represents the dollar value of an award of 1,540 shares of restricted stock based upon the $19.00 closing price on February 13, 2002, the date of grant. The shares of restricted stock fully vested on the date of grant. Dividends are paid on the restricted shares to the extent and on the same date as dividends that are paid on all other outstanding shares of Common Stock. The aggregate holdings of restricted stock awards held by Mr. Raisbeck on December 31, 2002 was 7,540 shares, of which 1,000 shares had not yet vested as of that date. Based on the closing price of $20.84 on December 31, 2002, the aggregate value of the 7,540 shares of restricted stock was $157,134 ($136,294 for the fully vested shares).

(3) Includes group term life insurance payments of $428, ESOP allocations of $23,049 and 401(k) contributions of $4,507 for Mr. Brezing for fiscal 2002.

(4) The entire amount of an MRP award is disclosed as salary in the year granted.

(5) Includes group term life insurance payment of $151, ESOP allocation of $16,776 and 401(k) contribution of $1,989 for Mr. Whitmoyer for fiscal 2002.

(6) Represents the dollar value of an award of 1,000 shares of restricted stock based upon the $17.90 closing price on June 21, 2001, the date of grant. The shares of restricted stock shall vest in five equal annual installments (the first installment having vested on June 21, 2002), provided that Mr. Whitmoyer maintains "Continuous Service" (as defined in the MRP) with the Company. Dividends are paid on the restricted shares to the extent and on the same date as dividends that are paid on all other outstanding shares of Common Stock. The aggregate holdings of restricted stock awards held by Mr. Whitmoyer on December 31, 2002 was 1,000 shares, of which 800 had not yet vested as of that date. Based on the closing price of $20.84 on December 31, 2002, the aggregate value of the 1,000 shares of restricted stock was $20,840 ($4,168 for the fully vested shares).

(7) Dollar value of Mr. Fortin's reimbursement for relocation expenses, which includes a gross-up of $2,065 for the payment of Mr. Fortin's taxes incurred on the reimbursement for fiscal 2000.

(8) Includes group term life insurance payment of $67, ESOP allocation of $-0- and 401(k) contribution of $3,369 for Mr. Fortin for fiscal 2002. Mr. Fortin's employment terminated voluntarily on December 6, 2002.

The following table sets forth certain information concerning stock options granted to the Named Executive Officers in 2002. There were no stock appreciation rights granted in 2002. The amounts shown as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $30.57 and $48.69 respectively, for options with an exercise price of $18.77. No gain to the optionee is possible without an increase in stock price, which benefits all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercise and common stock holdings depend upon the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

--------------------------------------------------------------------------------------------------------------------
                                         OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                  INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION
                                                                                              FOR OPTION TERM
--------------------------------------------------------------------------------------------------------------------
                              NUMBER OF    % OF TOTAL
                              SECURITIES     OPTIONS
                              UNDERLYING    GRANTED TO     EXERCISE
                               OPTIONS      EMPLOYEES       OR BASE
                               GRANTED      IN FISCAL        PRICE        EXPIRATION
               NAME            (#)(1)          YEAR         ($/SH)           DATE           5%($)         10%($)
--------------------------- -------------- ------------- -------------- --------------- ------------- --------------

William E. Whitmoyer             2,000         33.33%       $18.77         01/17/12        61,140        97,380
--------------------------------------------------------------------------------------------------------------------

------------

(1) Options granted on January 17, 2002, which vested in full at the time of grant.

         No stock options were exercised by any of the Named Executive Officers in 2002. The following table summarizes for each of the Named Executive Officers certain information relating to unexercised stock options held by them and the value of such options at December 31, 2002. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 2002, which was $20.84 per share, based on the closing price of the Company's common stock as reported on the Nasdaq National Market. These values have not been, and may never be, achieved. Actual gains, if any, on exercise will depend on the value of the Company's common stock on the date of such exercise. Unexercisable options are those that have not yet vested.

----------------------------------------------------------------------------------------------
                             FISCAL YEAR-END 2002 OPTION VALUES
----------------------------------------------------------------------------------------------
                                 NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                            UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT FY-END
                                     AT FY-END (#)                         ($)
----------------------------------------------------------------------------------------------

       NAME                   EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
--------------------------- -------------- ----------------- --------------- -----------------

John W. Raisbeck               52,500                 0         $106,575           ---

Robert P. Brezing              10,000                 0          $24,360           ---

William E. Whitmoyer            4,000                 0          $10,020           ---

Craig F. Fortin                 8,000                 0          $24,360           ---
----------------------------------------------------------------------------------------------


COMPENSATION OF DIRECTORS

         Directors of the Company receive a fee of $500 per month for serving on the Board, except for the Chairman of the Board who receives $650 per month. With respect to the Board of Directors of the Bank, the Chairman of the Board receives a monthly fee of $1,450, directors receive a monthly fee of $1,250 and directors emeriti receive a monthly fee of $625. In addition, non-employee directors receive $400 per month for service on the Executive Committee and $200 per meeting for service on all other committees. The Chief Executive Officer does not receive any fees for his attendance at regularly scheduled Board meetings.

         Upon attainment of 75 years of age and after at least five years of service as a director of the Bank, directors of the Bank may become directors emeriti by a vote of the then existing Board of Directors and receive a fee equal to half of the fee paid to regular directors per meeting attended. Directors emeriti generally are elected to serve five year terms.

EMPLOYMENT AGREEMENTS

         The Bank has employment agreements with each of Messrs. Raisbeck, Brezing, and Whitmoyer which are designed to assist the Bank in maintaining a stable and competent management team. The continued success of the Bank depends to a significant degree upon the skills and competence of its officers. The employment agreements provide for an annual base salary in an amount not less than the employee's current salary, and initial terms of four years for Mr. Raisbeck, two years for Mr. Brezing and two years for Mr. Whitmoyer. Each agreement provides for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. The employment agreements are also terminable by each employee upon 90 days notice to the Bank.

         In the event of an "involuntary termination", Mr. Raisbeck's employment agreement provides for a monthly payment to him equal to one-twelfth of his salary at his annual rate prior to termination and one-twelfth of the average of his bonus and cash incentive compensation over the preceding two full fiscal years, for the remaining term of his employment agreement or the period of three years following his date of termination, whichever is shorter. In the event of an "involuntary termination", Messrs. Brezing's, and Whitmoyer's employment agreements provide for payment to them of a lump sum amount equal to the greater of their two year's salary or their applicable salary for the remaining term of the employment agreement. The termination payments are subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Code to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes.

         Based upon their current salaries, if the employment of Messrs. Raisbeck, Brezing, and Whitmoyer was terminated involuntarily as of December 31, 2002, under circumstances entitling them to severance pay as described above and assuming such circumstances would constitute a "change in control" under section 280G of the Internal Revenue Code, they would each have been entitled to receive a lump sum cash payment of approximately $509,000, $265,000, and $199,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Bank's Board of Directors has furnished the following report on executive compensation:

                  The Company has not paid any cash compensation to its executive officers since its formation. All executive officers of the Company also currently hold positions with the Bank and receive cash compensation from the Bank. Decisions on cash compensation of the Bank's executive officers who earn less than $100,000 per year were made by Mr. Raisbeck. For executive officers who earn more than $100,000 per year, Mr. Raisbeck makes recommendations to the Compensation Committee which then makes its recommendations to the Full Board of Directors. The Compensation Committee also makes recommendations to the full Board regarding salary, bonus and incentive compensation of the chief executive officer.

                  This report addresses the compensation policies for 2002 as they affected Mr. Raisbeck as the Chief Executive Officer of the Company and the Bank.

                  Compensation Policies Toward the Chief Executive Officer Generally. The Compensation Committee's executive compensation policies are designed to provide a competitive level of compensation that integrates pay with the Company's annual and long-term performance goals, reward above average Company performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining a qualified Chief Executive Officer. Target levels of the Chief Executive Officer's overall compensation are intended to be competitive with the compensation being paid to chief executive officers of a peer group of publicly traded banks and thrifts in Ohio and the Midwest. The Chief Executive Officer is also a participant in the Company's incentive compensation plans. The Compensation Committee targeted Mr. Raisbeck's total compensation at or near the total compensation paid to chief executive officers of comparable thrifts.

         In 1993, Section 162(m) was added to the Code, the effect of which was the elimination of the deductibility of compensation over $1 million, with certain exclusions, paid to certain highly compensated executive officers of publicly held corporations, such as, in the Company's case, Mr. Raisbeck. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The compensation of Mr. Raisbeck was well below the $1 million threshold during fiscal 2002.

                  Bonus Award and Determination of Chief Executive Officer's Compensation. Mr. Raisbeck was awarded a cash bonus during the year based on a review of his individual performance. The cash bonus awarded in 2002 was based upon Mr. Raisbeck's success in focusing the activities of the Bank and laying the groundwork to improve the Bank's overall performance.

                                    John E. Field (Chairman)
                                    Howard V. Dodds
                                    Aristides G. Gianakopoulos

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings with the SEC that might incorporate this proxy statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any filing.

                  The Company's Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002. In addition, the Committee has discussed with Crowe, Chizek and Company LLP (Crowe Chizek), the independent auditing firm for the Company, the matters required by Statements on Auditing Standards No. 61, Communications with Audit Committees.

                  The Committee also has received the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek its independence from the Company.

                  Based on the foregoing discussions and reviews, the Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                  The table below shows fees for services rendered by Crowe Chizek to the Company and its affiliates during fiscal year 2002.

Audit Fees                                                         $77,000.00
Financial Information Systems Design and Implementation Fees          $   -0-
All Other Fees                                                     $44,732.48

                  The Committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining the auditors' independence.

                                                    Respectfully submitted,
                                                    The Audit Committee

                                                    John E. Field (Chairman)
                                                    Aristides G. Gianakopoulos
                                                    Jeffrey L. Levine
                                                    William N. Scarff

STOCK PERFORMANCE PRESENTATION

         The line graph below compares the cumulative total shareholder return on the Company's Common Stock (based on an assumed $100 investment) to the cumulative total return of the Nasdaq Market Index, the SNL Thrift Index and the SNL Midwest Thrift Index for the period December 31, 1997 through December 31, 2002.

                 [WESTERN OHIO FINANCIAL CORPORATION BAR CHART]

                                                                          PERIOD ENDING
                                         --------------------------------------------------------------------------------
INDEX                                      12/31/97      12/31/98     12/31/99     12/31/00     12/31/01     12/31/02
-------------------------------------------------------------------------------------------------------------------------
Western Ohio Financial Corporation           100           84.31        67.05        74.33        85.6        100.01
NASDAQ - Total US*                           100          140.99       261.48       157.42       124.89        86.33
SNL Thrift Index                             100           87.95        71.85       114.72       122.62       146.28
SNL Midwest Thrift Index                     100           92.39        76.81       103.59       119.14       153.58

CERTAIN TRANSACTIONS

         The Bank has followed a policy of granting loans to officers, directors and employees, if such loans are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers and directors must be approved by a majority of the disinterested directors and loans to other officers and employees must be approved by the Bank's President or designate. All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law currently requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates. Loans to all directors and executive officers and their associates totaled approximately $3,838,000 at December 31, 2002, which amount was 9% of stockholders' equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2002.

                   RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Crowe, Chizek & Company LLP to be its auditors for the fiscal year ending December 31, 2003. Representatives of Crowe, Chizek & Company LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office located at 28 East Main Street, Springfield, Ohio 45501-0509, no later than November 29, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Otherwise, any shareholder proposal to take action at such meeting must be received at the Company's main office at 28 East Main Street, Springfield, Ohio 45501-0509 by February 24, 2004; provided, however, that in the event that the date of the annual meeting is held before April 5, 2004, or after June 12, 2004, the shareholder proposal must be received no later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All shareholder proposals must also comply with the Company's bylaws and Delaware law.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.


                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  John W. Raisbeck
                                  President and Chief Executive Officer

Springfield, Ohio
March 28, 2003

REVOCABLE PROXY        WESTERN OHIO FINANCIAL CORPORATION        REVOCABLE PROXY
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 25, 2002
     The undersigned hereby appoints the Board of Directors of Western Ohio Financial Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the Springfield Inn located at 100 South Fountain Avenue, Springfield, Ohio, on April 25, 2002, at 9:00 a.m., local time, and at any and all adjournments and postponements thereof.

I. The election as directors of all nominees listed below (except as marked to the contrary) for a term to expire in 2005:

                       [ ] FOR             [ ] VOTE WITHHELD

     INSTRUCTION: TO VOTE FOR BOTH NOMINEES, MARK THE BOX "FOR" WITH AN "X." TO WITHHOLD YOUR VOTE FOR BOTH NOMINEES, MARK THE BOX "VOTE WITHHELD" WITH AN "X." TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME BELOW.

               ARISTIDES G. GIANAKOPOULOS               JEFFREY L. LEVINE

II. The ratification of the appointment of Crowe, Chizek and Company, LLP as auditors for the Company for the fiscal year ending December 31, 2002.

                       [ ] FOR      [ ] AGAINST       [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors recommends a vote "FOR" the proposal and the election of the director nominees listed above. (Continued and to be SIGNED on Reverse Side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND THE NOMINEES LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     Should the undersigned be present and choose to vote at the Meeting, or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

                                          Dated:                           ,2002
                                          ---------------------------------



                                          --------------------------------------
                                                         Signature

                                          --------------------------------------
                                                 Signature if held jointly

                                          Please sign exactly as your name(s)
                                          appear(s) to the left. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give your
                                          full title. If shares are held
                                          jointly, each holder should sign.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.